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                                                                   Exhibit 10.21


                      CALIFORNIA COMMUNITY BANCSHARES, INC.

                         EXECUTIVE SURVIVOR BENEFIT PLAN

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         1. PURPOSE OF PLAN. This Survivor Benefit Plan (the "Plan") is
sponsored by California Community Bancshares, Inc., a Delaware corporation ("CCB") for the benefit of certain select executives of CCB, Bank of Orange County, a California banking corporation, Placer Sierra Bank, a California banking corporation and any other subsidiary of CCB which agrees to adopt and participate in this Plan (the subsidiaries individually and collectively referred to as the "Company"). Upon the death of an executive who participates in the Plan, the Company shall pay a survivor benefit to the beneficiary(ies) of the executive (the "Death Benefit").

         2. DEFINITIONS

                  (a) "BENEFICIARY" shall mean the person(s) designated pursuant to Plan Section 8 to receive the Death Benefit under this Plan.

                  (b) "DEATH BENEFIT" shall mean the benefit payable under the Plan to the Beneficiary pursuant to Plan Section 3.

                  (c) "FINAL SALARY" shall mean a Participant's annual salary payable by CCB and/or the Company which is the principal employer of the Participant at the time the Participant terminates employment for whatever reason. Final Salary shall not include the Participant's bonuses, overtime, stock options, incentive pay or any other compensation.

                  (d) "INSURANCE CONTRACTS" shall mean the insurance policy(ies) purchased from the Insurers by the Company on the life of a Participant in connection with this Plan, but excluding any officer who is a participant in the CCB Officers' Survivor Benefit Plan.

                  (e) "INSURERS" shall mean any insurance company selected by CCB or a Company to provide the Insurance Contracts. Initially, the insurers shall be Ohio National Life Assurance Corporation and New York Life Insurance & Annuity Corporation.

                  (f) "NET LIFE INSURANCE" shall mean the difference between the total amount of money payable under the Insurance Contracts on the life of the Participant at the time of the Participant's death and the cash surrender value of the Insurance Contracts on the life of the Participant at the time of the Participant's death.

                  (g) "PARTICIPANT" shall mean any executive of CCB or a Company designated in writing by the employer to participate in the Plan, but excluding any officer who is a participant in the CCB Officers' Survivor Benefit Plan.


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         3. DEATH BENEFIT. The Death Benefit shall be paid to the Beneficiary in a lump sum by the Insurer as soon as administratively practicable following the death of the Participant. The Death Benefit shall be equal to (i) three (3)
times the Participant's Final Salary, less (ii) Fifty Thousand Dollars ($50,000) (or such lesser amount, if any) payable as a result of the Participant's death under any group term life insurance program sponsored by CCB or a Company. Notwithstanding the foregoing sentence, in no event will the Death Benefit exceed the Net Life Insurance amount.

         4. TERMINATION OF PARTICIPATION IN THE PLAN. Each Participant's participation in the Plan, and a Beneficiary's entitlement to a Death Benefit, shall terminate on the earliest to occur of the following:

                  (a) The Participant's employment with CCB and/or the Companies is terminated for any reason;

                  (b) The death of the Participant, subject to and conditioned upon payment by the Insurer of the Death Benefit in accordance with
         Section 3 of this Plan;

                  (c) The bankruptcy of CCB and/or the Company which is the principal employer of the Participant; or

                  (d) The surrender, lapse or termination of the Insurance Contracts.

         5. PURCHASE OF LIFE INSURANCE AND ENDORSEMENT TO PARTICIPANT. The Company shall purchase and maintain Insurance Contracts on the life of each Participant to pay the Death Benefit, shall pay all premiums on the Insurance Contracts when due, and shall be designated as sole owner of such Insurance Contracts. The Company shall execute an endorsement to the Insurance Contracts, substantially in the form attached hereto as EXHIBIT A (the "Endorsement Agreement"), in order to secure the payment of the Death Benefit to the Beneficiary. The Company has no obligation to retain the Insurance Contracts, to pay premiums with respect to the Insurance Contracts, or to otherwise provide for any minimum Death Benefit under Section 3.

         6. COMPANY'S INTEREST IN THE INSURANCE CONTRACTS.

                  (a) Subject to the right of the Participant to designate and change the Beneficiary in accordance with Plan Section 8, each and every right of ownership of the Insurance Contracts is reserved to the Company. The Company may exercise all ownership rights granted to the policyholder by the terms of the Insurance Contracts, including but not limited to the right to borrow against such Insurance Contracts, the right to assign its interest in the Insurance Contracts, the right to direct the investment of the cash value of the Insurance Contracts, the right to exercise settlement options and the right to surrender or cancel the Insurance Contracts.

                  (b) Following a Participant's death, the Company shall have the right, after the Death Benefit has been paid to the Beneficiary pursuant to Plan Section 3, to receive from the Insurers an amount equal to the remaining balance of the proceeds of the Insurance Contracts.

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         7. IMPUTED INCOME. Each year that a Participant participates in this
Plan, the Company shall report or cause to be reported to the Participant, as taxable income, the imputed value of the life insurance coverage provided through the Death Benefit. The amount of such imputed income shall be determined, in accordance with rules of Internal Revenue Service ("IRS"), which currently value such benefits as the lower of (i) the value of the current life insurance protection under tables published by the IRS (or, if the IRS publishes no table of values for such coverage, calculated in a manner consistent with the tables published by the IRS and in accordance with applicable rules of the IRS, which values currently are published in IRS Notice 2001-10 and previously were referred to as "P.S. 58/38 rates"), or (ii) the Insurer's applicable one-year term rates available to all standard risks.

         8. DESIGNATION OF BENEFICIARY. The Participant shall designate a Beneficiary to receive the Death Benefit under the Plan by executing a beneficiary designation form in writing, as provided by or acceptable to CCB, the Company, or the Insurers. The Participant may change such Beneficiary designation or add a secondary or contingent Beneficiary, provided such change or designation is in writing (on a form provided by or acceptable to CCB, the Company or the Insurers), and is received by them before the death of the Participant. A Participant may irrevocably assign his or her rights to designate and change the Beneficiary. In the absence of any Beneficiary designation, or the failure of any designated Beneficiary to survive the Participant, the Beneficiary shall be the Participant's estate.

         9. INSURER NOT A PARTY. The Insurers shall have no liability except as set forth in Insurance Contracts. The Insurers shall not be bound to inquire into or take notice of any of the provisions contained in this Plan as to the Insurance Contracts, or as to the application of the proceeds of the Insurance Contracts, except that each of the Insurers shall recognize the Endorsement Agreement and the Participant's designation of his or her Beneficiary thereunder. Upon the death of the Participant, the Insurers shall be discharged from all liability, subject to and conditioned upon payment of the Death Benefit in accordance with the Insurance Contracts and the Endorsement Agreement, without regard to the Plan or any amendment hereto.

         10. AMENDMENT OR TERMINATION OF PLAN. This Plan may be amended or terminated by CCB at any time in its sole discretion, and a Company may terminate its participation in the Plan at any time in its sole discretion.

         11. NAMED FIDUCIARY. The Named Fiduciary for the Plan shall be CCB, and shall be responsible for the control, management and administration of the Plan. The Named Fiduciary may designate other individuals, corporations or entities, who are not Named Fiduciaries, to carry out such Named Fiduciary's responsibilities, obligations and duties, including the exercise of discretionary authority under the Plan. Such allocations and delegations may be revoked or modified at any time.

         12. LIMITATION ON LIABILITY. The Company does not guarantee benefits payable under any Insurance Contract and any benefits thereunder shall be the exclusive responsibility of the Insurers or other entity that is required to provide such benefits under such Insurance Contract.


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         13. SUCCESSORS. This Plan shall be binding upon and shall inure to the benefit of CCB, the Company and their respective successors, assigns, and legal representatives.

         14. STATE LAW. This Plan shall be governed by and construed in accordance with the laws of the State of California to the extent not preempted by federal law.

         15. WITHHOLDING. The Company shall be authorized to, and authorized to direct the Insurers to, withhold any federal or state employment and income taxes payable with respect to any compensation paid to Participant or Beneficiaries under the terms of this Plan.





                                       CALIFORNIA COMMUNITY BANCSHARES, INC.



June ____, 2001                        By:
                                           ------------------------------------
                                       Its:
                                           ------------------------------------


                                       PLACER SIERRA BANK



June ____, 2001                        By:
                                           ------------------------------------
                                       Its:
                                           ------------------------------------


                                       BANK OF ORANGE COUNTY



June ____, 2001                        By:
                                           ------------------------------------
                                       Its:
                                           ------------------------------------



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                      CALIFORNIA COMMUNITY BANCSHARES, INC.
                         EXECUTIVE SURVIVOR BENEFIT PLAN

                            APPENDIX : ERISA MATTERS

         Any claim by a Participant or Beneficiary ("Claimant") for benefits under the Plan should be submitted to the Company.

                  (a) CLAIMS PROCEDURE: If the Company or its designate ("Employer") should deny a Claimant's claim for benefits under the Plan, the Claimant is entitled to receive, within 90 days after filing a claim, a written notice explaining the reasons for the denial, along with any references to pertinent provisions of the Plan, a description of any additional material or information necessary for the Claimant to complete the claim (if it was incomplete), and an explanation of the claim review procedure.

         If the denial notice is not satisfactory to the Claimant and/or the Claimant has additional information which should be considered, the Claimant may file with the Employer's Secretary a written appeal within 60 days after receiving the first denial notice. During the time a Claimant's appeal is pending, the Claimant or the Claimant's authorized representative may review the pertinent documents for the Plan and may submit any written issues or comments to the Employer. A final and binding decision will be made by the Employer within 60 days of receiving a Claimant's appeal, provided the Employer may take up to 120 days in special cases (the Claimant will be notified if a delay in processing the claim or appeal is expected).

                  (b) CLAIMANTS' LEGAL RIGHTS: Claimants are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974 (ERISA). ERISA provides that Claimants are entitled to:

                           (i) Examine, without charge, all Plan documents and
                  all documents and forms filed by the Plan with the U.S. Department of Labor, such as detailed annual reports and Plan descriptions.

                           (ii) Obtain copies of all Plan documents and other
                  Plan information upon written request to the Plan Administrator. However, a reasonable charge may be imposed for reproducing copies.

                           (iii) In addition to creating rights for Plan
                  Claimants, ERISA imposes duties upon the people who are responsible for the Plan's operation. The people who operate the Plan, called Plan "fiduciaries," have a duty to do so prudently and in the interest of Claimants and beneficiaries. No one may fire a Claimant or otherwise discriminate against a Claimant in any way to prevent the Claimant from obtaining a benefit or exercising the Claimant's rights under ERISA.

                           (iv) If a Claimant's claim for benefits is denied in
                  whole or in part, the Claimant must receive a written explanation of the reason for the denial. The Claimant has the right to have the Plan Administrator review and reconsider a Claimant's claim. Under ERISA,


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                  there are steps a Claimant can take to enforce these rights.
                  For instance, if the Claimant requests materials about the Plan and does not receive them within 30 days, the Claimant may file suit in a federal court. If the Claimant does so, the court may require the Plan Administrator to provide the materials and pay the Claimant up to $110 a day until the Claimant receives the materials, unless the materials were not sent because of reasons beyond the Plan Administrator's control.

                           (v) If a Claimant has a claim for benefits which is
                  denied or ignored, in whole or in part, the Claimant may file suit in a state or federal court. If it should happen that Plan fiduciaries misuse the Plan's money, or if a Claimant is discriminated against for asserting his or her rights, he or she may seek assistance from the U.S. Department of Labor, or may file suit in a federal court. The court will decide who should pay court costs and legal fees. If the Claimant is successful, the court may order the person the Claimant has sued to pay these costs and fees. If the Claimant loses, the court may order the Claimant to pay these costs and fees, for example, if it finds a Claimant's claim is frivolous.

                           (vi) If a Claimant has any questions about this Plan,
                  the Claimant should contact the Plan Administrator. If a Claimant has any questions about this statement or about the Claimant's rights under ERISA, the Claimant should contact the nearest Area Office of the Pension and Welfare Benefits Administration, Department of Labor.

         (c) OTHER PLAN INFORMATION

                  (i) Sponsor's Name and Address: California Community Bancshares, Inc., 1101 East Orangewood Avenue, Suite 100, Anaheim, CA 92806

                  (ii)     Plan Number: 50_

                  (iii)    Sponsor's Tax I.D. Number: ________________

                  (iv)     Plan Administrator: California Community Bancshares,
                           Inc.

                  (v) Agents to Receive Process: Secretary, California Community Bancshares, Inc.

                  (vi) Type of Plan: The Plan is an employee welfare benefit plan that is funded by insurance on the Participant's life purchased by the Employer. Benefits under this Plan are not insured by the Pension Benefit Guaranty Corporation.

                  (vii) Participating Employers: Bank of Orange County, Placer Sierra Bank.


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                                    EXHIBIT A

                              ENDORSEMENT AGREEMENT


         WHEREAS, the undersigned employer (the "Company") employs the undersigned employee ("Employee") as its officer; and

         WHEREAS, the Company has promised to pay the designated beneficiary of the Employee a death benefit in accordance with the terms of the California Community Bancshares, Inc. Executive Survivor Benefit Plan (the "Plan");

         WHEREAS, the Company desires to provide for payment of such Plan benefits through the purchase of one or more life insurance policies on the life of the Employee from the undersigned insurance company (the "Insurer") and through the endorsement to the Employee and his or her designated beneficiary of a portion of the benefits payable under such life insurance policy(ies).

         NOW, THEREFORE, IT IS HEREBY AGREED

         1. The Company (hereinafter referred to as the "Owner") is the owner of that certain life insurance policy(ies) issued by the Insurer on the life of the Employee (hereinafter referred to as the "Insured") identified by the policy number(s) on SCHEDULE A attached hereto (the "Policies"). The Owner does hereby assign, transfer and set over to the Insured the right to name the beneficiary for a portion of the death benefit, if any, payable under the Policies upon the death of the Insured, in accordance with the terms of the Plan.

         B. This Endorsement is made so that the benefits, if any, payable to the Insured's beneficiaries under the terms of the Plan shall be paid directly by the Insurer. The Owner reserves all rights and powers in and to the Policies, except the right of the Insured to name the beneficiary for a portion of the death benefit, if any, payable under the Policies, in accordance with the terms of the Plan. It is expressly agreed that the Insured's interest in the Policies under and pursuant to this Agreement shall be limited to the right to have his or her named beneficiary paid the amount, if any, due under the Plan upon the death of the Insured.

         C. Subject to the provisions of this Agreement, the Owner shall retain all of the rights, options, privileges and other incidents of ownership in and to the Policies including, but not limited to: (a) the right to surrender in whole or in part or cancel the Policies at any time; (b) the right to collect and receive all distributions or shares of surplus, dividend deposits or additions to the Policies now or hereafter made or apportioned thereto, and to exercise any and all options contained in the Policies with respect thereto; (c) the right to exercise all non-forfeiture rights permitted by the terms of the Policies or allowed by the Insurer and to receive all benefits and advantages derived therefrom; (d) the right to designate and change the beneficiaries of the death benefit payable under the Policies to the extent the death benefits exceed those payable to the Insured's beneficiary under the terms of the Plan;
(e) the right to elect any optional mode of settlement permitted by the Policies or allowed by the


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Insurer; (f) the right to direct the investment of the cash value of the
Policies; and (g) the right to assign the Owner's interests in the Policies.

         D. The Insurer shall be indemnified and held harmless by the Owner if it acts upon the written request by the Owner with respect to the exercise of any rights of the Policies' owner, including but not limited to a request: (i) to surrender or cancel the Policies (without the consent of the Insured), in which event, upon such surrender or cancellation the Policies shall be terminated and be of no further force or effect; or (ii) to pay the death benefits upon the death of the Insured, in which event, upon such payment the Policies shall me terminated and be of no further force or effect. The Insured recognizes that the Insurer is under no duty to investigate (i) the authorization of the Owner to direct the Insurer, (ii) the validity of or the amount of any liability which the Owner represents it is owed under the Plan, or
(iii) a claim by the Owner that the Plan has terminated and or that the Insured and the Insured's beneficiary are not owed any amount under the terms of the Plan. The Insured authorizes the Insurer to comply with any written application signed by the Owner.

         E. The Insurer shall be fully discharged from any and all liability under the terms of the Policies upon payment or other performance of its obligations in accordance with the terms of such Policies and this Agreement.

         F. This Agreement shall be construed under the laws of the State of California.

         G. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan with respect to the Policies or the Insured's rights therein, the provisions of this Agreement shall prevail with respect to the Insurer's obligations under the Policies. The Insurer is not a party to the Plan and shall not be responsible for the interpretation of the Plan or for the sufficiency or validity of this Endorsement.




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                                       EMPLOYEE


                                       By: _____________________________________

                                       Name (print):____________________________

June __, 2001



                                       [BANK OF ORANGE COUNTY OR
                                       PLACER SIERRA BANK]

                                       By: _____________________________________

                                       Its: ____________________________________

Dated:  June __, 2001



                                   ACCEPTANCE

         The foregoing Endorsement Agreement was accepted and recorded by:

                                       NEW YORK LIFE INSURANCE & ANNUITY
                                       CORPORATION



                                       By: _____________________________________

                                       Name (print):____________________________

                                       Its: ____________________________________


June __, 2001




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